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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



                                                                 Jurisdiction of
 Name                                                            Incorporation
------                                                           ---------------

Mark VII Transportation Company, Inc.:

     Subsidiariaries of Mark VII Transportation Company, Inc.:

     Mark VII Trucking, Inc.                                     Delaware

     Apollo Express, Inc.                                        Kansas

     Neptune Trucking, Inc.                                      Kansas

     Jupiter Transportation, Inc.                                Kansas

     Taurus Trucking, Inc.                                       Kansas

     Orion Express, Inc.                                         Kansas

     Capricorn Transportation, Inc.                              Kansas

Mark VII Risk Management, Inc.                                   Delaware

Mark VII Transportation Solutions, Inc.                          Missouri

Mark VII Logistics, S.A. de C.V.                                 Mexico

MNX Carriers, Inc.:                                              Delaware

     Subsidiaries of MNX Carriers, Inc.:

         Missouri-Nebraska Express, Inc.                         Iowa

         MNX Transport, Inc.                                     Missouri

           Subsidiary of MNX Transport, Inc.

             MNX Trucking, Inc.                                  Missouri